Exhibit 99.1
Align Technology Announces First Quarter 2023 Results

Align Technology	Zeno Group
Madelyn Valente	Sarah Johnson
(909) 833-5839	(828) 551-4201
mvalente@aligntech.com	sarah.johnson@zenogroup.com

ALIGN TECHNOLOGY ANNOUNCES FIRST QUARTER 2023 FINANCIAL RESULTS

Delivers revenue and EPS ahead of expectations, with total Invisalign® patients treated surpassing 15 million globally
Completes May 13, 2021 $1 Billion Stock Repurchase Program

•Q1'23 total revenues of $943.1 million, increased 4.6% sequentially, and diluted net income per share of $1.14, non-GAAP diluted net income per share of $1.82
•Q1'23 revenues were favorably impacted by foreign exchange of approximately $25.8 million sequentially and unfavorably impacted by approximately $34.9 million year-over-year(1)
•Q1'23 operating income of $133.5 million and operating margin of 14.2%, non-GAAP operating margin of 18.5%
•Q1'23 GAAP operating margin was favorably impacted by foreign exchange of approximately 1.5 points sequentially and unfavorably impacted by approximately 2.0 points year-over-year.(1)
•Q1'23 Clear Aligner revenues of $789.8 million, increased 7.9% sequentially, and Clear Aligner volume of 575.4 thousand cases, decreased 1.4% sequentially
•Q1'23 Imaging Systems and CAD/CAM Services revenues of $153.3 million, decreased 9.7% sequentially
•Purchased approximately 942 thousand shares of Align's common stock at an average price of $307.74 per share for a total purchase price of $290.0 million, completing Align's May 13, 2021 $1 Billion Stock Repurchase Program

TEMPE, Ariz., April 26, 2023 -- Align Technology, Inc. (Nasdaq: ALGN), a leading global medical device company that designs, manufactures, and sells the Invisalign® System of clear aligners, iTero™ intraoral scanners, and exocad™ CAD/CAM software for digital orthodontics and restorative dentistry, today reported financial results for the first quarter ("Q1'23"). Q1'23 total revenues were $943.1 million, up 4.6% sequentially and down 3.1% year-over-year. Q1'23 Clear Aligner revenues were $789.8 million, up 7.9% sequentially and down 2.5% year-over-year. Q1'23 Clear Aligner volume was down 1.4% sequentially and down 3.9% year-over-year. Q1'23 Imaging Systems and CAD/CAM Services revenues were $153.3 million, down 9.7% sequentially and down 6.2% year-over-year. Q1’23 Clear Aligner revenues were favorably impacted by foreign exchange of approximately $21.8 million or 2.8% sequentially and unfavorably impacted by approximately $29.1 million or 3.6% year-over-year.(1) Q1'23 Imaging Systems and CAD/CAM Services revenues were favorably impacted by foreign exchange of approximately $4.0 million or 2.7% sequentially and unfavorably impacted by approximately $5.8 million or 3.6% year-over-year.(1) Q1'23 operating income was $133.5 million resulting in an operating margin of 14.2%. Q1'23 operating margin was favorably impacted by foreign exchange of approximately 1.5 points sequentially and unfavorably impacted by approximately 2.0 points year-over-year.(1) Q1'23 net income was $87.8 million, or $1.14 per diluted share. On a non-GAAP basis, Q1'23 net income was $140.6 million, or $1.82 per diluted share.

(1) Non-GAAP measure

Align Technology Announces First Quarter 2023 Results

Commenting on Align's Q1'23 results, Align Technology President and CEO Joe Hogan said, “Overall, I’m pleased to report better than expected first quarter revenues and earnings. Our first quarter revenues of $943.1 million, a sequential increase, reflect stability across all regions for our Clear Aligner business and favorable average selling price ("ASP") for the Clear Aligner and Systems and Services segments. Q1 sequential growth reflects an increase in Non-Case revenues which also increased year-over-year, driven by continued growth from our Invisalign® Doctor Subscription Program (“DSP”) and Vivera™ retainers. In the teen segment, which represents the largest portion of the 21 million annual orthodontic case starts, 182 thousand teens and kids started treatment with Invisalign clear aligners during the first quarter, increasing both sequentially and year-over-year, which is encouraging as we head into the important summer season for teens and kids. Overall, we remain confident in our large underpenetrated market opportunity globally and our ability to deliver digital products and technology that are helping doctors transform smiles and change lives for millions of people.”

Financial Summary - First Quarter Fiscal 2023

	Q1'23	Q4'22	Q1'22	Q/Q Change	Y/Y Change
Clear Aligner Shipments	575,395	583,720	598,835	(1.4)%	(3.9)%
GAAP
Net Revenues	$943.1M	$901.5M	$973.2M	+4.6%	(3.1)%
Clear Aligner	$789.8M	$731.7M	$809.7M	+7.9%	(2.5)%
Imaging Systems and CAD/CAM Services	$153.3M	$169.9M	$163.5M	(9.7)%	(6.2)%
Net Income	$87.8M	$41.8M	$134.3M	+110.2%	(34.6)%
Diluted EPS	$1.14	$0.54	$1.70	+$0.60	($0.56)
Non-GAAP
Net Income	$140.6M	$134.2M	$178.0M	+4.8%	(21.0)%
Diluted EPS	$1.82	$1.73	$2.25	+$0.09	($0.43)
Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding.

As of March 31, 2023, we had over $921.4 million in cash, cash equivalents and short-term and long-term marketable securities compared to over $1.0 billion as of December 31, 2022. As of March 31, 2023, we had $300.0 million available under a revolving line of credit which was amended during Q4 2022 to extend the term through 2027. During Q1'23, we purchased approximately 942 thousand shares of our common stock at an average price of $307.74 per share, completing a $200.0 million Accelerated Share Repurchase ("ASR") from Q4'22, a $250.0 million ASR from Q1 2023, and our May 13, 2021 $1.0 Billion Stock Repurchase Program. During Q1'23, we announced that our Board of Directors authorized a new $1.0 Billion Stock Repurchase Program to succeed the 2021 $1 billion program. Currently $1.0 billion remains available for repurchases under the 2023 $1.0 Billion Stock Repurchase Program.

Q1'23 Announcement Highlights

•On February 6, 2023, we announced that we entered into a new ASR agreement with Citibank, N.A., to repurchase $250.0 million of our common stock under our May 13, 2021, $1.0 Billion Stock Repurchase Program. In addition to the ASR, Align announced that Joe Hogan, president and CEO and John Morici, CFO

Align Technology Announces First Quarter 2023 Results
and executive vice president, global finance intended to personally purchase $1.0 million and $0.2 million, respectively, of Align's common stock.
•On February 8, 2023, we announced the appointment of Karim Boussebaa as executive vice president and managing director of iTero scanner and services business. Mr. Boussebaa is an experienced healthcare executive with more than 28 years of industry leadership and a proven track record of innovation and organizational development, and extensive regulatory experience.

Fiscal 2023 Business Outlook

For 2023, Align provides the following business outlook:
•For Q2'23, we anticipate Clear Aligner volume and ASP to be up sequentially. We also anticipate Systems and Services revenue to be up sequentially. We anticipate Q2’23 revenues to be in the range of $980 million to $1,000 million. We expect our Q2'23 GAAP and Non-GAAP gross margin to be flat to slightly up from Q1’23, and our Q2’23 GAAP and Non-GAAP operating margin to be up by approximately 1 point sequentially, as we continue to strategically prioritize our investments in go-to-market activities and R&D to drive growth.
•For full year 2023, assuming no circumstances beyond our control occur, we are reiterating our 2023 GAAP operating margin to be slightly above 16% and our 2023 Non-GAAP operating margin to be slightly above 20%.
•For 2023, we expect investments in capital expenditures to exceed $200 million. Capital expenditures are expected to primarily relate to building construction and improvements as well as additional manufacturing capacity in support of our continued international expansion.

Align Web Cast and Conference Call

We will host a conference call today, April 26, 2023, at 4:30 p.m. ET, 1:30 p.m. PT, to review our first quarter 2023 results, discuss future operating trends, and our business outlook. The conference call will also be webcast live via the Internet. To access the webcast, go to the "Events & Presentations" section under Company Information on Align's Investor Relations website at http://investor.aligntech.com. To access the conference call, please dial 833-470-1428 with access code 282632. An archived audio webcast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately one month. Additionally, a telephonic replay of the call can be accessed by dialing 929-458-6194 with access code 635629. For international callers, please dial 44-204-525-0658 and use the same access code referenced above. The telephonic replay will be available through 5:30 p.m. ET on May 10, 2023.

About Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we may provide investors with certain non-GAAP financial measures which may include constant currency net revenues, constant currency gross profit, constant currency gross margin, constant currency income from operations, constant currency operating margin, gross profit, gross margin, operating expenses, income from operations, operating margin, interest income and other income (expense), net, net income before provision for income taxes, provision for income taxes, effective tax rate, net income and/or diluted net income per share, which excludes certain items that may not be indicative of our fundamental operating performance including, foreign currency exchange rate impacts and discrete cash and non-

Align Technology Announces First Quarter 2023 Results
cash charges or gains that are included in the most directly comparable GAAP measure. In Q4'22, we changed to a long-term non-GAAP effective tax rate in our computation of the non-GAAP income tax provision to provide better consistency across reporting periods. Our previous methodology for calculating our non-GAAP effective tax rate included certain non-recurring and period-specific items, that produced fluctuating effective tax rates that management does not believe are reflective of the Company's long-term effective tax rate. This new methodology became effective January 1, 2022 and we recast prior periods in 2022. Unless otherwise indicated, when we refer to non-GAAP financial measures they will exclude the effects of stock-based compensation, amortization of certain acquired intangibles, restructuring and other charges, acquisition-related costs, and arbitration award gain, and associated tax impacts.

Our management believes that the use of certain non-GAAP financial measures provides meaningful supplemental information regarding our recurring core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.

There are limitations to using non-GAAP financial measures as they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on a GAAP as well as a non-GAAP basis and by providing GAAP measures in our public disclosures. The presentation of non-GAAP financial information is meant to be considered in addition to, not as a substitute for or in isolation from, the directly comparable financial measures prepared in accordance with GAAP. We urge investors to review the reconciliation of our GAAP financial measures to the comparable non-GAAP financial measures included herein and not to rely on any single financial measure to evaluate our business. For more information on these non-GAAP financial measures, please see the tables captioned "Unaudited GAAP to Non-GAAP Reconciliation."

About Align Technology, Inc.

Align Technology designs and manufactures the Invisalign® System, the most advanced clear aligner system in the world, iTero™ intraoral scanners and services, and exocad™ CAD/CAM software. These technology building blocks enable enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies for approximately 243 thousand doctor customers and are key to accessing Align’s 500 million consumer market opportunity worldwide. Over the past 25 years, Align has helped doctors treat over 15.1 million patients with the Invisalign System and is driving the evolution in digital dentistry through the Align Digital Platform™, our integrated suite of unique, proprietary technologies and services delivered as a seamless, end-to-end solution for patients and consumers, orthodontists and GP dentists, and lab/partners. Visit www.aligntech.com for more information.

Align Technology Announces First Quarter 2023 Results
For additional information about the Invisalign System or to find an Invisalign doctor in your area, please visit www.invisalign.com. For additional information about the iTero digital scanning system, please visit www.itero.com. For additional information about exocad dental CAD/CAM offerings and a list of exocad reseller partners, please visit www.exocad.com.

Invisalign, iTero, exocad, Align, and Align Digital Platform are trademarks of Align Technology, Inc.

Forward-Looking Statements

This news release, including the tables below, contains forward-looking statements, including statements of beliefs and expectations regarding market opportunities, our ability to deliver products and technologies, anticipated clear aligner volumes and ASP, anticipated Systems and Services revenue, our expectations for Q2'23 revenues, GAAP and Non-GAAP gross margin and GAAP and Non-GAAP operating margin, and 2023 GAAP and Non-GAAP operating margin, as well as capital expenditures. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements reflect our best judgments based on currently known facts and circumstances and are subject to risks, uncertainties, and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.

Factors that might cause such a difference include, but are not limited to:
•macroeconomic conditions, including inflation, fluctuations in currency exchange rates, rising interest rates, market volatility, weakness in general economic conditions and recessions and the impact of efforts by central banks and federal, state and local governments to combat inflation and recession;
•customer and consumer purchasing behavior and changes in consumer spending habits as a result of, among other things, prevailing macro-economic conditions, levels of employment, salaries and wages, debt obligations, discretionary income, inflationary pressure, declining consumer confidence, and the military conflict in Ukraine;
•the economic and geopolitical ramifications of the military conflict in Ukraine, including sanctions, retaliatory sanctions, nationalism, supply chain disruptions and other consequences, any of which may or will continue to adversely impact our operations and research and development activities inside and outside of Russia;
•variations in our product mix and selling prices regionally and globally;
•the timing and availability and cost of raw materials, components, products and other shipping and supply chain constraints;
•unexpected or rapid changes in the growth or decline of our domestic and/or international markets;
•competition from existing and new competitors;
•rapidly evolving and groundbreaking advances that fundamentally alter the dental industry or the way new and existing customers market and provide products and services to consumers;
•the ability to protect our intellectual property rights;
•continued compliance with regulatory requirements;

Align Technology Announces First Quarter 2023 Results
•declines in, or the slowing of the growth of, sales of our clear aligners and intraoral scanners domestically and/or internationally and the impact either would have on the adoption of Invisalign products;
•the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers;
•the possibility that the development and release of new products or enhancements to existing products do not proceed in accordance with the anticipated timeline or may themselves contain bugs, errors or defects in software or hardware requiring remediation and that the market for the sale of these new or enhanced products may not develop as expected;
•a tougher consumer demand environment in China generally, especially for manufacturers and service providers whose headquarters or primary operations are not based in China;
•the risks relating to our ability to sustain or increase profitability or revenue growth in future periods (or minimize declines) while controlling expenses;
•expansion of our business and products;
•the impact of excess or constrained capacity at our manufacturing and treat operations facilities and pressure on our internal systems and personnel;
•the compromise of our systems or networks, including any customer and/or patient data contained therein, for any reason;
•the timing of case submissions from our doctor customers within a quarter as well as an increased manufacturing costs per case;
•foreign operational, political, military and other risks relating to our operations; and
•the loss of key personnel, labor shortages or work stoppages for us or our suppliers.
The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the Securities and Exchange Commission ("SEC") on February 27, 2023. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Align Technology Announces First Quarter 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
Net revenues	$943,147	$973,219
Cost of net revenues	282,493	263,873
Gross profit	660,654	709,346
Operating expenses:
Selling, general and administrative	439,691	439,457
Research and development	87,447	71,807
Total operating expenses	527,138	511,264
Income from operations	133,516	198,082
Interest income and other income (expense), net:
Interest income	2,337	677
Other income (expense), net	(1,229)	(11,273)
Total interest income and other income (expense), net	1,108	(10,596)
Net income before provision for income taxes	134,624	187,486
Provision for income taxes	46,826	53,188
Net income	$87,798	$134,298

Net income per share:
Basic	$1.14	$1.71
Diluted	$1.14	$1.70
Shares used in computing net income per share:
Basic	76,921	78,742
Diluted	77,111	79,193

Align Technology Announces First Quarter 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2023	December 31, 2022
ASSETS

Current assets:
Cash and cash equivalents	$832,383	$942,050
Marketable securities, short-term	51,644	57,534
Accounts receivable, net	884,430	859,685
Inventories	311,885	338,752
Prepaid expenses and other current assets	251,540	226,370
Total current assets	2,331,882	2,424,391

Marketable securities, long-term	37,379	41,978
Property, plant and equipment, net	1,262,815	1,231,855
Operating lease right-of-use assets, net	117,889	118,880
Goodwill	414,222	407,551
Intangible assets, net	93,320	95,720
Deferred tax assets	1,589,640	1,571,746
Other assets	54,301	55,826

Total assets	$5,901,448	$5,947,947

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$130,561	$127,870
Accrued liabilities	497,248	454,374
Deferred revenues	1,376,789	1,343,643
Total current liabilities	2,004,598	1,925,887

Income tax payable	126,541	124,393
Operating lease liabilities	99,002	100,334
Other long-term liabilities	191,258	195,975
Total liabilities	2,421,399	2,346,589

Total stockholders’ equity	3,480,049	3,601,358

Total liabilities and stockholders’ equity	$5,901,448	$5,947,947

Align Technology Announces First Quarter 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by operating activities	$199,895	$30,498

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(52,829)	(90,198)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(258,961)	(111,742)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	2,221	(1,826)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(109,674)	(173,268)
Cash, cash equivalents, and restricted cash at beginning of the period	942,355	1,100,139
Cash, cash equivalents, and restricted cash at end of the period	$832,681	$926,871

Align Technology Announces First Quarter 2023 Results
ALIGN TECHNOLOGY, INC.
INVISALIGN BUSINESS METRICS

	Q1	Q2	Q3	Q4	Q1
	2022	2022	2022	2022	2023
Number of Invisalign Trained Doctors Cases Were Shipped To	82,440	82,275	84,410	82,865	82,685

Invisalign Trained Doctor Utilization Rates*:
North America	9.2	9.3	8.9	8.8	9.0
North American Orthodontists	26.8	26.8	25.9	24.8	26.2
North American GP Dentists	5.0	5.1	4.8	5.0	4.9
International	6.4	6.4	6.0	6.5	6.2
Total Utilization Rates**	7.3	7.3	6.8	7.0	7.0

Clear Aligner Revenue Per Case Shipment***:	$1,350	$1,335	$1,270	$1,255	$1,375

* # of cases shipped / # of doctors to whom cases were shipped
** LATAM utilization rate is not separately disclosed but included in the total utilization rates
*** Clear Aligner revenues / Case shipments

ALIGN TECHNOLOGY, INC.
STOCK-BASED COMPENSATION
(in thousands)

	Q1	Q2	Q3	Q4	Fiscal	Q1
	2022	2022	2022	2022	2022	2023
Stock-based Compensation (SBC):
SBC included in Gross Profit	$1,514	$1,614	$1,651	$1,659	$6,438	$1,807
SBC included in Operating Expenses	30,107	32,526	31,267	33,029	126,929	35,928
Total SBC	$31,621	$34,140	$32,918	$34,688	$133,367	$37,735

Align Technology Announces First Quarter 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
CONSTANT CURRENCY NET REVENUES
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	March 31, 2023	December 31, 2022	Impact % of Revenue
GAAP net revenues	$943,147	$901,515
Constant currency impact (1)	(25,798)		(2.8)%
Constant currency net revenues (1)	$917,349

GAAP Clear Aligner net revenues	$789,804	$731,654
Clear Aligner constant currency impact (1)	(21,780)		(2.8)%
Clear Aligner constant currency net revenues (1)	$768,024

GAAP Imaging Systems and CAD/CAM Services net revenues	$153,343	$169,861
Imaging Systems and CAD/CAM Services constant currency impact (1)	(4,018)		(2.7)%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$149,325

Year-over-year constant currency analysis:

	Three Months Ended March 31,
	2023	2022	Impact % of Revenue
GAAP net revenues	$943,147	$973,219
Constant currency impact (1)	34,885		3.6%
Constant currency net revenues (1)	$978,032

GAAP Clear Aligner net revenues	$789,804	$809,696
Clear Aligner constant currency impact (1)	29,079		3.6%
Clear Aligner constant currency net revenues (1)	$818,883

GAAP Imaging Systems and CAD/CAM Services net revenues	$153,343	$163,523
Imaging Systems and CAD/CAM Services constant currency impact (1)	5,806		3.6%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$159,149

Note:
(1) We define constant currency net revenues as total net revenues excluding the effect of foreign exchange rate movements and use it to determine the percentage for the constant currency impact on net revenues on a sequential and year-over-year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues. The percentage for the constant currency impact on net revenues is calculated by dividing the constant currency impact in dollars (numerator) by constant currency net revenues in dollars (denominator). Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces First Quarter 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
CONSTANT CURRENCY GROSS PROFIT AND GROSS MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	March 31, 2023	December 31, 2022
GAAP gross profit	$660,654	$617,701
Constant currency impact on net revenues	(25,798)
Constant currency gross profit	$634,856

	Three Months Ended
	March 31, 2023	December 31, 2022
GAAP gross margin	70.0%	68.5%
Gross margin constant currency impact (1)	(0.8)
Constant currency gross margin (1)	69.2%

Year-over-year constant currency analysis:

	Three Months Ended March 31,
	2023	2022
GAAP gross profit	$660,654	$709,346
Constant currency impact on net revenues	34,884
Constant currency gross profit	$695,538

	Three Months Ended March 31,
	2023	2022
GAAP gross margin	70.0%	72.9%
Gross margin constant currency impact (1)	1.1
Constant currency gross margin (1)	71.1%

Note:
(1) We define constant currency gross margin as constant currency gross profit as a percentage of constant currency net revenues. Gross margin constant currency impact is the increase or decrease in constant currency gross margin compared to the GAAP gross margin.

Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces First Quarter 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
CONSTANT CURRENCY INCOME FROM OPERATIONS AND OPERATING MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	March 31, 2023	December 31, 2022
GAAP income from operations	$133,516	$112,661
Income from operations constant currency impact (1)	(16,998)
Constant currency income from operations (1)	$116,518

	Three Months Ended
	March 31, 2023	December 31, 2022
GAAP operating margin	14.2%	12.5%
Operating margin constant currency impact (2)	(1.5)
Constant currency operating margin (2)	12.7%

Year-over-year constant currency analysis:

	Three Months Ended March 31,
	2023	2022
GAAP income from operations	$133,516	$198,082
Income from operations constant currency impact (1)	24,772
Constant currency income from operations (1)	$158,288

	Three Months Ended March 31,
	2023	2022
GAAP operating margin	14.2%	20.4%
Operating margin constant currency impact (2)	2.0
Constant currency operating margin (2)	16.2%

Notes:
(1) We define constant currency income from operations as GAAP income from operations excluding the effect of foreign exchange rate movements for GAAP net revenues and operating expenses on a sequential and year-over-year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues and operating expenses using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues and operating expenses.

(2) We define constant currency operating margin as constant currency income from operations as a percentage of constant currency net revenues. Operating margin constant currency impact is the increase or decrease in constant currency operating margin compared to the GAAP operating margin.

Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces First Quarter 2023 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY
(in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
GAAP gross profit	$660,654	$709,346
Stock-based compensation	1,807	1,514
Amortization of intangibles (1)	2,774	2,487
Restructuring charges (2)	(8)	—
Non-GAAP gross profit	$665,227	$713,347

GAAP gross margin	70.0%	72.9%
Non-GAAP gross margin	70.5%	73.3%

GAAP total operating expenses	$527,138	$511,264
Stock-based compensation	(35,928)	(30,107)
Amortization of intangibles (1)	(867)	(910)
Restructuring and other charges (2)	177	—
Non-GAAP total operating expenses	$490,520	$480,247

GAAP income from operations	$133,516	$198,082
Stock-based compensation	37,735	31,621
Amortization of intangibles (1)	3,641	3,397
Restructuring and other charges (2)	(185)	—
Non-GAAP income from operations	$174,707	$233,100

GAAP operating margin	14.2%	20.4%
Non-GAAP operating margin	18.5%	24.0%

GAAP net income before provision for income taxes	$134,624	$187,486
Stock-based compensation	37,735	31,621
Amortization of intangibles (1)	3,641	3,397
Restructuring and other charges (2)	(185)	—
Non-GAAP net income before provision for income taxes	$175,815	$222,504

Align Technology Announces First Quarter 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY CONTINUED
(in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
GAAP provision for income taxes	$46,826	$53,188
Tax impact on non-GAAP adjustments (3)	(11,626)	(8,687)
Non-GAAP provision for income taxes (3)	$35,200	$44,501

GAAP effective tax rate	34.8%	28.4%
Non-GAAP effective tax rate (3)	20.0%	20.0%

GAAP net income	$87,798	$134,298
Stock-based compensation	37,735	31,621
Amortization of intangibles (1)	3,641	3,397
Restructuring and other charges (2)	(185)	—
Tax impact on non-GAAP adjustments (3)	11,626	8,687
Non-GAAP net income (3)	$140,615	$178,003

GAAP diluted net income per share	$1.14	$1.70
Non-GAAP diluted net income per share (3)	$1.82	$2.25

Shares used in computing diluted net income per share	77,111	79,193

Notes:
(1)    Amortization of intangible assets related to certain acquisitions.
(2)    Restructuring and other charges recorded in Gross Profit and Operating expenses primarily relate to severance costs, lease termination charges and asset impairments.
(3)    In Q4'22, we changed our methodology for the computation of the non-GAAP effective tax rate to a long-term projected tax rate and have given effect to the new methodology from January 1, 2022, and recast previously reported quarterly periods in 2022.

Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces First Quarter 2023 Results

ALIGN TECHNOLOGY, INC.
Q2 2023 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

Three Months Ended
June 30, 2023
GAAP gross margin	slightly above 70%
Stock-based compensation	~0.2%
Amortization of intangibles (1)	~0.3%
Non-GAAP gross margin	slightly above 70.5%

Three Months Ended
June 30, 2023
GAAP operating margin	~15.4%
Stock-based compensation	~3.7%
Amortization of intangibles (1)	~0.4%
Non-GAAP operating margin	~19.5%

ALIGN TECHNOLOGY, INC.
FISCAL 2023 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

Year Ended
December 31, 2023
GAAP operating margin	slightly above 16%
Stock-based compensation	~4%
Amortization of intangibles (1)	~0.4%
Non-GAAP operating margin	slightly above 20%

(1) Amortization of intangible assets related to certain acquisitions.

Refer to "About Non-GAAP Financial Measures" section of press release.